                               CARROLLTON BANCORP
                      344 NORTH CHARLES STREET, SUITE 300
                              BALTIMORE, MARYLAND

                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1999

                            ------------------------

To the Shareholders of Carrollton Bancorp:

    The Annual Meeting of Shareholders of Carrollton Bancorp, a Maryland corporation (the "Company"), will be held at the Company's Corporate Headquarters at 344 North Charles Street, Baltimore, Maryland on April 27, 1999 at 10:00 a.m., prevailing local time, for the following purposes:

    1.  To elect four directors for a three year term ending in 2002.

    2. To consider and vote upon an amendment to the Charter of the Company to reduce the par value of the authorized shares of common stock of the Company from $10.00 per share to $1.00 per share and to increase the number of authorized shares of common stock of the Company from 5,000,000 to 10,000,000.

    3. To act upon any other matter which may properly come before the meeting or any adjournment thereof.

    The close of business on March 11, 1999 has been fixed by the Board of Directors as the date for determining shareholders of record entitled to receive notice of and to vote at the Annual Meeting.

    Your attention is directed to the attached Proxy Statement and to the enclosed annual report of the Company for the fiscal year ended December 31, 1998.

    Please sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may withdraw your proxy at the meeting should you be present and desire to vote your shares in person. Your cooperation is respectfully requested.

                                          By Order of the Board of Directors

                                          D. Doreen Smith
                                          Secretary

Baltimore, Maryland
March 15, 1999

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                               CARROLLTON BANCORP
                      344 NORTH CHARLES STREET, SUITE 300
                              BALTIMORE, MARYLAND

                            ------------------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1999

                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Carrollton Bancorp (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at 10:00 AM prevailing local time, on Tuesday, April 27, 1999. This Proxy Statement is being sent to the shareholders of the Company on or about March 15, 1999.

    The Board of Directors has selected Albert R. Counselman, John P. Hauswald, and C. Edward Hoerichs, and each of them, to act as proxies with full power of substitution. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company, by executing and delivering a substitute proxy to the Company, or by attending the Annual Meeting and voting in person. If no instructions are specified in the proxy, it is the intention of the persons named therein to vote FOR the election of the nominees named herein as directors of the Company.

    Shareholders of the Company are requested to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon.

    The Company does not know of any matter to be presented at the Annual Meeting except as described herein. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgement.

    The Company will bear the costs of the solicitation of proxies, including the reimbursement of banks, brokers and other fiduciaries for expenses in forwarding proxy solicitation materials to beneficial owners. Such expenses are estimated not to exceed $5,000. Solicitations may be made by mail, telegraph or personally by directors, officers or employees of the Company, none of whom will receive additional compensation for performing such services.

                               VOTING SECURITIES

    On March 1, 1999, the Company had outstanding 1,412,672 shares of Common Stock, $10.00 par value per share. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. Neither the Company's Charter nor its Bylaws provides for cumulative voting rights.

    The close of business on March 11, 1999 has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. Each year the directors in one class are elected to serve for a term of three years. The Shareholders will vote at this Annual Meeting for the election of four directors for the three year term expiring at the Annual Meeting of Shareholders in 2002.

    The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all four nominees listed in the following tables. In order to be elected, a majority of the shares voted must be voted FOR the election of each nominee. Each nominee has consented to serve as a director, if elected.

    Your Company's Board of Directors unanimously recommends a vote FOR the election of each of the Nominees named below as directors of the Company.

    In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their sole discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

    The following material contains information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR TERM EXPIRING IN 2002

Steven K. Breeden............  Mr. Breeden, age 40, has served as a director of Carrollton
                               Bank, a Maryland state chartered commercial bank, and the
                               principal subsidiary of the Company (the "Bank") since June
                               1994, and of the Company since 1995. Mr. Breeden is
                               currently Vice President and Secretary of Security
                               Development Corporation, a real estate development company, a position he has held for the past five years (2).

Thelma T. Daley..............  Dr. Daley, age 67, has served as a director of the Bank since November 1995, and of the Company since May 1998. Dr.
                               Daley currently serves as Assistant Professor at Loyola
                               College in the Graduate School. She was formerly a
                               Coordinator of Guidance and Counseling for the Baltimore
                               County Public Schools.

Howard S. Klein..............  Mr. Klein, age 40, has been a Vice President and General
                               Counsel for a family-operated chain of five full serve
                               supermarkets and related development and operating companies since 1987.

Leo A. O'Dea.................  Mr. O'Dea, age 68, has served as a director of the Bank since 1983 and of the Company since its inception in 1990.
                               Mr. O'Dea was elected Chairman of the Company in February
                               1994. He was President of Hamilton & Spiegel, Inc., a sheet metal contractor, from 1979 until his retirement in 1997.
                               (2)

                              DIRECTORS CONTINUING IN OFFICE

DIRECTORS WHOSE TERMS EXPIRE IN 2000

Albert R. Counselman.........  Mr. Counselman, age 50, has served as a director of the Bank since April 1985, and of the Company since its inception in
                               1990. He has been President of Riggs, Counselman, Michaels &
                               Downes, Inc., an insurance brokerage firm, since September
                               1987, and served in various executive positions with that
                               firm from 1972 to September 1987. (1)(2)

John P. Hauswald.............  Mr. Hauswald, age 76, has served as a director of the Bank since 1964 and of the Company since its inception in 1990.
                               He was, until his retirement in October 1989, President of
                               The Hauswald Bakery. Since October 1989, he has been
                               President of The Hauswald Company, Inc. (1)(2)

Samuel D. Miller.............  Mr. Miller, age 60, has served as a director of the Bank and the Company since December 1992. He retired as Executive
                               Vice President of the Bank in February 1999 after 29 years of service.

William C. Rogers, Jr........  Mr. Rogers, age 72, has served as a director of the Bank since 1955 and of the Company since its inception in 1990.
                               He has been a partner in the law firm of Rogers, Moore and
                               Rogers, counsel to the Bank, since 1970. He has been
                               Chairman of the Board of The Security Title Guarantee
                               Corporation of Baltimore since 1970 and a director since
                               1952, and was President from 1970 until March 1989. Mr.
                               Rogers is President of Maryland Mortgage Company where he
                               has been a director since 1953. He is also President of
                               Moreland Memorial Park Cemetery, Inc. where he has been a
                               director since 1959. He is the brother of John Paul Rogers, a director of the Bank and the Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

Dallas R. Arthur.............  Mr. Arthur, age 54, has served as a director of the Bank, and the Company since October 1991. He has been President of both the Company and the Bank since October 1993, and Chief
                               Executive Officer of both the Company and the Bank since
                               February 1994. Mr. Arthur was Executive Vice President of
                               the Bank from October 1991 until October 1993, and had
                               served as First Senior Vice President of the Bank from
                               December 1990 until October 1991. Mr. Arthur has been with the Bank since 1964.

C. Edward Hoerichs...........  Mr. Hoerichs, age 87, has served as a director of the Bank since 1970 and of the Company since its inception in 1990.
                               He is the founder of Edward Hoerichs & Sons, Inc., a
                               mechanical contracting firm, and was its President from 1975 to its dissolution in 1993.

Allen Quille.................  Mr. Quille, age 79, has served as a director of the Bank since 1976 and of the Company since its inception in 1990.
                               He has been President of Quille's Parking, Inc. since 1933.
                               Mr. Quille has also been Secretary of Quille-Crown Parking of Maryland since 1983, and Secretary of The Forum Caterers since 1983. (1)

John Paul Rogers.............  Mr. Rogers, age 63, has served as a director of the Bank since 1970 and of the Company since its inception in 1990.
                               Mr. Rogers has been Chairman of the Bank since February
                               1994. He was a partner in the law firm of Rogers, Moore and
                               Rogers, counsel to the Bank, from 1970 until December 1992.
                               Mr. Rogers was senior title officer of The Security Title
                               Guarantee Corporation of Baltimore from May 1991 until
                               December 1992, having served as President from March 1989
                               until May 1991, and as Executive Vice President from March
                               1970 until March 1989. He is a Director of Maryland Mortgage
                               Company and The Security Title Guarantee Corporation of
                               Baltimore. He is the brother of William C. Rogers, Jr., a
                               director of the Bank and the Company.

------------------------

(1)--Member of the Audit Committee

(2)--Member of the Compensation Committee

    The Board of Directors of the Company met 10 times and the Board of Directors of the Bank met 24 times during the year ended December 31, 1998. The Board of Directors of the Bank meets twice a month. No director attended fewer than 75% of the total number of meetings of both Boards and committees to which they were assigned during the year ended December 31, 1998.

    As of the date of this Proxy Statement, the Board of Directors does not have a standing nominating committee.

    The Audit Committee held 5 meetings during 1998. Its current members are Messrs. Counselman, Hauswald and Quille. Only nonemployee directors are eligible to serve on the Audit Committee. The duties of the Audit Committee include reviewing the annual financial statements of the Company and the scope of the independent annual audit and internal audits. It also reviews the independent accountant's letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response to that letter. In addition, the Committee reviews and recommends to the Board the firm to be engaged as the Company's independent accountants. The Committee may also examine and consider other matters relating to the financial affairs of the Company as it determines appropriate.

    The Compensation Committee met 6 times during 1998. Its current members are Messrs. Breeden, Counselman, Hauswald, and O'Dea. The purpose of the Compensation Committee is to review and approve major compensation and benefit policies of the Company and the Bank. In addition, the committee recommends to the Board the compensation to be paid to all officers of the Bank.

    Directors who are not employees of the Bank receive a monthly fee of $850 for Board meetings, and $150 per committee meeting attended. The Chairman of the Board of the Bank receives a monthly fee of $1,050. Directors do not receive additional fees for their service as directors of the Company. Employee directors are not compensated for attendance at Board meetings.

               OTHER EXECUTIVE OFFICERS AND DIRECTORS OF THE BANK

    Certain information regarding directors and significant employees of the Bank other than those previously mentioned is set forth below.

Robert A. Altieri............  Mr. Altieri, age 37, has been Senior Vice President--Lending of the Bank since June 1994 and previously was Vice
                               President-- Commercial Lending since September 1991.

Edward R. Bootey.............  Mr. Bootey, age 52, has been Senior Vice
                               President--Automation & Technology since October, 1995, and was Senior Vice President-- Operations of the Bank from June
                               1994 to October 1995. Mr. Bootey previously served as Vice
                               President--Operations from January 1991. He served as
                               Assistant Vice President--Operations from December 1987
                               until January 1991.

Jeffrey E. Brown.............  Mr. Brown, age 57, has been Vice President--Consumer Lending of the Bank since July 1991, and was Assistant Vice
                               President-- Consumer Lending from March 1990 until July
                               1991. He was Vice President--Consumer Lending of Sharon
                               Federal Savings Bank, F.S.B. from August 1988 until March
                               1990, and served in various management positions with the
                               Bank of Baltimore from March 1968 to August 1988.

David L. Costello, III.......  Mr. Costello, age 47, has been Senior Vice President and
                               Chief Financial Officer of the Bank since June 1994. Mr.
                               Costello has served as Treasurer of the Company since
                               October 1993.

Gary M. Jewell...............  Mr. Jewell, age 52, has been Senior Vice President and
                               Retail Delivery Group Manager since July 1998. He was
                               previously Senior Vice President Electronic Banking from
                               March 1996 to July 1998. Prior to joining Carrollton Bank,
                               Mr. Jewell was Director of Product Management and Point of
                               Sale Services for the MOST EFT network in Reston, Virginia from March 1995 to March 1996 and prior to that
                               Director/Manager of Merchant Services for the Farmers and
                               Mechanics National Bank from 1993 to March 1995.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 1998, certain information concerning shares of the Common Stock of the Company beneficially owned by (i) the chief executive officer of the Company; (ii) all directors and nominees for directors of the Company and the Bank; (iii) all directors and officers of the Company and the Bank as a group; and (iv) other significant shareholders.

                                                      AMOUNT AND
NAME AND ADDRESS OF                              NATURE OF BENEFICIAL     PERCENT OF
BENEFICIAL OWNER (11)                                OWNERSHIP(1)          CLASS(1)
---------------------------------------------  -------------------------  -----------
DIRECTORS:
Dallas R. Arthur.............................              1,652(2)            *
Steven K. Breeden............................              1,910               *
Albert R. Counselman.........................             13,183               *
Thelma T. Daley..............................                 55               *
Samuel M. Dell, Jr...........................              7,441               *
John P. Hauswald.............................              5,901(3)            *
C. Edward Hoerichs...........................              2,233               *
Samuel D. Miller.............................                702(4)            *
Leo A. O'Dea.................................              5,603(5)            *
Allen Quille.................................              1,945               *
John Paul Rogers.............................             97,704(6)(8)          6.91%
William C. Rogers, Jr........................            128,686(7)(8)(9)       9.10%
All Directors and Executive Officers of the              267,015
  Company as a group (17 persons)............                                  18.90%

OTHER SIGNIFICANT SHAREHOLDER:
Edward Q. Rogers.............................             71,470(10)            5.05%

------------------------

* Less than 1%

(1) Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.

(2) Includes 839 shares owned jointly by Mr. Arthur and his wife. Excludes 488 shares owned by Mr. Arthur's wife.

(3) Includes 5,745 shares owned jointly by Mr. Hauswald and his wife. Excludes 5,269 shares owned by Mr. Hauswald's wife.

(4) Includes 574 shares owned jointly by Mr. Miller and his wife. Excludes 203 shares owned by Mr. Miller's wife.

(5) Excludes 7,867 shares owned by Mr. O'Dea's wife.

(6) Includes 988 shares owned by a trust for the benefit of Elizabeth B. Seuferling, for which Mr. Rogers serves as trustee.

(7) Includes 3,247 shares owned by the Moreland Memorial Park Cemetery, Inc. 5,875 shares owned by the Moreland Memorial Park Cemetery, Inc. Perpetual Care Fund, 1,613 shares owned by the Moreland Memorial Park, Inc. Bronze Perpetual Care Fund, and 16,207 shares owned by the Moreland Memorial Park, Inc. Perpetual Care Trust Agreement for which William C. Rogers, Jr. serves as a trustee.

(8) Includes 31,952 shares owned by The Security Title Guarantee Corporation of Baltimore and 4,753 shares owned by Maryland Mortgage Company, of which John Paul Rogers is a director, and of which William C. Rogers, Jr. is Chairman and President, respectively, as well as a director.

(9) Includes 64,299 shares owned jointly by Mr. Rogers and his wife. Excludes 5,713 shares owned by Mr. Roger's wife.

(10) Includes 32,937 shares owned jointly by Mr. Rogers and his wife. Also includes 31,952 shares owned by The Security Title Guarantee Corporation of Baltimore and 4,337 shares owned by Maryland Mortgage Company, of which Mr. Rogers is a principal shareholder. Excludes 42,411 shares owned by Mr. Roger's wife which, if included, would result in Mr. Rogers beneficially owning a total of 112,053 shares or 7.92% of shares outstanding.

(11) All directors, executive officers and other significant shareholders may be contacted at the Company's corporate offices by addressing correspondence to the appropriate person, care of Carrollton Bancorp, 344 North Charles Street, Suite 300, Baltimore, Maryland 21201.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth information with respect to the ownership of shares of Common Stock of the Company by the only persons believed by management to be the beneficial owners of more than five percent of the Company's outstanding Common Stock. The information is based on the most recent Schedule 13G filed by such person with the Securities and Exchange Commission.

                                                             AMOUNT AND NATURE    PERCENTAGE OF
NAME AND ADDRESS                                               OF BENEFICIAL      COMMON STOCK
OF BENEFICIAL OWNER                                              OWNERSHIP         OUTSTANDING
-----------------------------------------------------------  ------------------  ---------------

John Paul Rogers...........................................         97,704(a)            6.91%
46 C Queen Anne Way
Chester, MD 21619

William C. Rogers, Jr......................................        128,686(b)            9.10%
6 South Calvert Street
Baltimore, MD 21201

Edward Q. Rogers...........................................         71,470(c)            5.05%
P.O. Box 246
Gibson Island, MD 21056

------------------------

(a) A Schedule 13G dated February 11, 1999 states that John Paul Rogers has sole voting and dispositive power over 60,001 shares, and shared voting and dispositive power over 37,703 shares.

(b) A Schedule 13G dated February 11, 1999 states that William C. Rogers, Jr. has sole voting and dispositive power over 740 shares, and shared voting and dispositive power over 127,946 shares.

(c) A Schedule 13G dated February 11, 1999 states that Edward Q. Rogers has sole voting and dispositive power over 1,828 shares, and shared voting and dispositive power over 69,624 shares.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid or allocated for services rendered to the Company in all capacities during the years ended December 31, 1996, 1997 and 1998 to the chief executive officer of the Company. The compensation of other members of executive management is not required to be provided because the base compensation of each of such individuals does not exceed $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                            INCENTIVE PLAN
                                                                                             STOCK OPTION
NAME AND PRINCIPAL POSITION                                            YEAR     SALARY ($)  GRANTS (SHARES)    BONUS ($)
-------------------------------------------------------------------  ---------  ----------  ---------------  -------------

Dallas R. Arthur,..................................................       1998  $  126,757       8,000            -0-
President and Chief Executive Officer                                     1997    $119,911        -0-             -0-
                                                                          1996    $109,140        -0-             -0-

    The Company has no employment agreements, termination of employment, or change-in-control agreements or understandings with any of its directors, executive officers or any other party whatsoever, except that the President of Carrollton Mortgage Services, Inc., a new subsidiary of the Bank, has an employment contract that provides for a termination settlement of $50,000 if terminated by the Bank.

LONG-TERM INCENTIVE PLAN

    The 1998 Long-Term Incentive Plan which was approved at the 1998 Annual meeting of Shareholders, authorizes the granting of Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Phantom Shares, Bonus Shares or Cash Awards. Any executive or other employee of the Company, its subsidiaries, affiliated entities and Non-employee Directors of the Company shall be eligible to receive Awards under the Plan. Non-employee Directors of subsidiaries or affiliated entities of the Company will not be eligible to participate in the Plan.

    The Plan provides for 100,000 shares of the Company's Common Stock to be issued as Awards under the Plan, either directly or upon exercise of an option. The Plan provides for appropriate adjustments in the number of Shares subject to the Plan in the event of a stock dividend, stock split, reverse stock split or other similar changes in the Company's Common Stock or in the event of a merger, consolidation or certain other types of recapitalizations affecting the Company.

OPTION GRANTS IN 1998

    The following table contains information concerning the grant of stock options under the Long-Term Incentive Plan to the Chief Executive Officer.

                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF STOCK
                                         OPTIONS          % OF TOTAL                                    APPRECIATE FOR OPTION
                                         GRANTED        OPTIONS GRANTED      EXERCISE                            TERM
                                       (NUMBER OF       TO EMPLOYEES IN       OR BASE     EXPIRATION    ----------------------
NAME                                     SHARES)             YEAR              PRICE         DATE           5%         10%
------------------------------------  -------------  ---------------------  -----------  -------------  ----------  ----------

Dallas R. Arthur....................        8,000                 27%        $   37.36          2008    $  166,028  $  420,748

    A total of 35,200 incentive stock options were granted in 1998 under the 1998 Long-Term Incentive Plan to directors and employees. Of the total, 5,700 incentive stock options were granted to directors at an exercise price ranging from $35.06 to $38.00. The options granted to directors vest over a three year period and expire if not exercised in 2008. There were no grants in 1998 for restricted stock, stock appreciation rights, performance grants, phantom shares, bonus shares or cash awards.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the past year the Bank has had banking transactions in the ordinary course of its business with: (i) its directors and nominees for directors; (ii) its executive officers; (iii) its 5% or greater shareholders; (iv) members of the immediate family of its directors, nominees for directors or executive officers and 5% shareholders; and (v) the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1998, the balance of loans outstanding to directors, executive officers, owners of 5% or more of the outstanding Common Stock, and their associates, including loans guaranteed by such persons, aggregated $2,533,672, which represented approximately 8.2% of the Company's equity capital accounts.

    William C. Rogers, Jr., a director of both the Company and the Bank, is a partner of the law firm of Rogers, Moore and Rogers which performs legal services for the Company and its subsidiaries. Management believes that the terms of these transactions were at least as favorable to the Company as could have been obtained elsewhere.

    Albert R. Counselman, a director of both the Company and the Bank, is President of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage firm through which the Company and the Bank place various insurance policies. The Company and the Bank paid total premiums for insurance policies placed by Riggs, Counselman, Michaels & Downes, Inc in 1998 of $110,528. Management believes that the terms of these transactions were at least as favorable to the Company as could have been obtained elsewhere.

    PROPOSAL TO AMEND THE CHARTER OF THE COMPANY TO REDUCE THE PAR VALUE OF THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM $10.00 PER SHARE TO $1.00 PER SHARE AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 5,000,000 TO 10,000,000.

    The Board of Directors of the Company has adopted a resolution declaring it advisable to amend the Charter of the Company to reduce the par value of the authorized shares of common stock of the Company from $10.00 per share to $1.00 per share and to increase the number of authorized shares of common stock of the Company from 5,000,000 to 10,000,000. This proposed amendment, which is set forth in the Articles of Amendment attached hereto as Exhibit A, requires approval by the shareholders of the Company.

    The Company is currently authorized to issue 5,000,000 shares of common stock with the par value of $10.00 per share. As of March 1, 1999, 1,412,672 shares of common stock were issued and outstanding and an additional 100,000 shares of common stock have been reserved and authorized for issuance upon the exercise of warrants or as direct stock awards under the Carrollton Bancorp 1998 Long-Term Incentive Plan.

    The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to reduce the par value of the authorized shares of common stock of the Company and to increase the number of authorized shares in order to, among other things, provide the Company with additional flexibility in declaring stock dividends on issued and outstanding shares of common stock and in otherwise taking action to increase the number of shares of common stock of the Company which are issued and outstanding. Under the Maryland General Corporation Law (the "MGCL"), if a stock dividend of a Maryland corporation is payable in the stock of the corporation with par value, the shares constituting the stock dividend will be issued at par value and at the time the stock dividend is paid, the corporation will be required to transfer from retained earnings to stated capital an amount at least equal to the aggregate par value of the shares to be issued. In the case of the Company, a stock dividend payable in shares of the Company's own common stock, with a current par value of $10.00 per share, would require the Company to transfer from retained earnings to stated capital, an amount at least equal to $10.00 per share for each share to be issued as a stock dividend. If the par value of the Company's common stock is reduced to $1.00 per share, then a stock dividend payable in shares of the Company's own common stock would require the Company to transfer from retained earnings to stated capital only an amount equal to $1.00 per share for each share to be issued as a stock dividend. The reduction of the par value of the Company's common stock from $10.00 per share to $1.00 per share will also increase the amount of the Company's surplus by the aggregate amount of the reduction in par value of the Company's issued and outstanding shares. Since the number of shares which the Company can issue as a stock dividend will be limited by the amount of retained earnings which is available to be transferred to stated capital, the reduction of the par value of the authorized shares of common stock of the Company will permit a larger number of shares to be issued as a stock dividend.

    A stock dividend will have the effect of increasing the number of issued and outstanding shares of the Company, and, correspondingly, reducing the price per share to reflect the additional number of shares outstanding. An increase in the number of issued and outstanding shares of stock of the Company and/or a reduction in the price per share, may make the shares of stock of the Company more attractive to investors.

    Although the Company may, in the future, determine that the declaration and payment of a stock dividend or the taking of other action to increase the number of shares of common stock which are issued and outstanding is appropriate, no stock dividend has been declared by the Company, and no other action to increase the number of shares of common stock which are issued and outstanding has been taken by the Company, as of the date hereof.

    The reduction in the par value of the authorized shares of common stock of the Company and the increase in the number of authorized shares, as proposed, will have no dilutive effect upon the proportionate voting power of the present shareholders of the Company. The declaration of a stock dividend to the present shareholders of the Company will also have no dilutive effect on the proportionate voting power of the present shareholders of the Company, but, by increasing the number of issued and outstanding shares, will proportionately reduce both earnings per share and book value per share.

    To the extent that shares of common stock are subsequently issued to persons other than the present shareholders and/or issued to present shareholders in proportions other than the proportions in which the issued and outstanding shares are presently held, such issuances could have a dilutive effect on the voting power of present shareholders and may also have a dilutive effect on earnings per share and/or book value per share. The Company has no specific plans to take any action involving the issuance of additional shares of common stock which would result in a dilutive effect on the present shareholders.

    The issuance of additional shares of common stock by the Company may also potentially have an anti-takeover effect by making it difficult to obtain shareholder approval on various actions such as a merger. The proposed increase in the number of authorized shares of common stock of the Company could enable the Board of Directors, through issuances of additional shares, to hinder, delay or prevent another person or entity from obtaining control of the Company. The Board of Directors has no present intention of issuing additional shares for any such purpose and has no knowledge of any efforts by any person or entity to gain control of the Company.

    The proposal to amend the Charter of the Company to reduce the par value of the authorized shares of common stock of the Company from $10.00 per share to $1.00 per share and to increase the number of authorized shares of common stock of the Company from 5,000,000 to 10,000,000 requires approval by the stockholders of the Company by the affirmative vote of two-thirds of all votes entitled to be cast by the stockholders on the matter.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote "FOR" the proposal to amend the Charter of the Company to reduce the par value of the authorized shares of common stock of the Company from $10.00 per share to $1.00 per share and to increase the number of authorized shares of common stock of the Company from 5,000,000 to 10,000,000.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("a Section 16 Insider") to file monthly and annual reports with both the Securities and Exchange Commission and the National Association of Securities Dealers. Based on a review of the reports submitted to the Company, the Company believes that all Section 16(a) reporting requirements applicable to the Company's directors, officers and 10% shareholders were satisfied on a timely basis.

                               VOTING PROCEDURES

    Each proposal submitted to the Company shareholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present votes in favor of the proposal. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. A shareholder is entitled to one vote for each share owned.

    Shareholder votes are tabulated by the Company's Registrar and Transfer Agent. Proxies received by the Company, if such proxy is properly executed and delivered, will be voted in accordance with the voting specifications made on such Proxy. Proxies received by the Company on which no voting specification has been made by the shareholder will be voted for all items discussed in the Proxy Statement, in the manner stated on the proxy card. Shareholders who execute and deliver proxies retain the right to revoke them by notice in writing delivered to the Company Secretary at any time before such proxies are voted.

    Under applicable Maryland corporate law and the Charter and By-Laws of the Company, proxies received by the Company specifying an abstention as to any proposal will cause the shares so represented to be counted toward a quorum, but are not counted as favorable votes and, therefore, have the same effect as a vote against the proposal. To the extent holders or brokers having the right to vote shares do not attend the meeting or return a proxy, such shares will not count toward a quorum and, if a quorum is otherwise achieved, will have no effect on the vote of the proposals considered at the meeting.

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    There have been no matters submitted to a vote of the Company's security holders since its 1998 Annual Shareholder's Meeting held on April 28, 1998.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders to be presented at the 2000 Annual Meeting of the Company must be received prior to November 17, 1999 in order to be included in the proxy statement for such meeting. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of the Company by Certified Mail--Return Receipt Requested.

                         INDEPENDENT PUBLIC ACCOUNTANT

    The Company's Board of Directors has selected the firm of Rowles & Company, certified public accountants, as independent auditors for the Company for the fiscal year 1999. Rowles & Company has served as independent auditors for the Company since 1955. No qualified opinions have been issued during such engagement. A representative of Rowles & Company will be present at the 1999 Annual Shareholders' Meeting, but has not been invited to make a statement or be available to respond to questions.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year 1998 is included herewith. Copies of the report will also be available at the Annual Meeting on April 27, 1999.

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE PERIOD ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO WILL BE FURNISHED BY MANAGEMENT TO ANY BENEFICIAL OWNER OF ITS SECURITIES WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. REQUESTS IN WRITING SHOULD BE DIRECTED TO DAVID L. COSTELLO, III, TREASURER, CARROLLTON BANCORP, 344 NORTH CHARLES STREET, SUITE 300, BALTIMORE, MARYLAND 21201-4301. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 11, 1999, THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING.

                                 OTHER MATTERS

    The management of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgement of the best interest of the Company.

                                          By Order of the Board of Directors
                                          D. Doreen Smith
                                          Secretary

Baltimore, Maryland
March 15, 1999

                                   EXHIBIT A
                             ARTICLES OF AMENDMENT

    CARROLLTON BANCORP, a Maryland corporation (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

    FIRST: The Corporation hereby amends its Charter as currently in effect, consisting of Articles of Incorporation filed with the Department on January 11, 1990, by deleting therefrom in its entirety, Article FIFTH and inserting in lieu thereof the following:

        FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is Ten Million (10,000,000) shares of Common Stock, with a par value of One Dollar ($1.00) per share. The aggregate par value of all shares of capital stock is Ten Million Dollars ($10,000,000.00).

    SECOND: These Articles of Amendment were duly advised by the Board of Directors of the Corporation and were duly approved by the stockholders of the Corporation, in accordance with the Charter and Bylaws of the Corporation and applicable law.

    THIRD: (a) Immediately before the amendment to the Charter of the Corporation set forth in these Articles of Amendment, the total number of shares of stock of all classes which the corporation had authority to issue was Five Million (5,000,000) shares of Common Stock, with a par value of Ten Dollars ($10.00) per share, and the aggregate par value of all shares of capital stock which the Corporation had authority to issue was Fifty Million Dollars ($50,000,000).

           (b) After giving effect to the amendment to the Charter of the Corporation set forth in these Articles of Amendment, the par value of the issued and unissued Common Stock of the Corporation is reduced from Ten Dollars ($10.00) per share to One Dollar ($1.00) per share, the total number of shares of stock of all classes which the Corporation has authority to issue is Ten Million (10,000,000) shares of Common Stock, with a par value of One Dollar ($1.00) per share, and the aggregate par value of all shares of capital stock which the Corporation has authority to issue is Ten Million Dollars ($10,000,000.00).

    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary as of this ___ day of _________ 1999, and its President acknowledges that these Articles of Amendment are the corporate act and deed of the Corporation and, as to all matters and facts required to be verified under oath, acknowledges that to the best of his knowledge, information and belief these matters and fact are true in all material respects and that this statement is made under penalties of perjury.

ATTEST:                                        CARROLLTON BANCORP

--------------------------------------------   By: ----------------------------------------
D. Doreen Smith                                Dallas R. Arthur
                                                  President

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